Exhibit 10.3

Execution version

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE HOLDER OF THIS WARRANT SHOULD BE AWARE THAT IT MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
WARRANT TO PURCHASE CLASS A COMMON STOCK
OF
HELIOGEN, INC.
Issued on March 28, 2022

Heliogen, Inc., a Delaware corporation (the “Company”), hereby certifies that Woodside Energy (USA), Inc. (“Holder”) is entitled, subject to the terms and conditions of this Warrant to Purchase Class A Common Stock (this “Warrant”), to purchase from the Company up to 912,409 shares of Warrant Stock (as defined below) at a purchase price of $0.01 per share (the “Warrant Price”). The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.
This Warrant is being issued in connection with a Commercial Scale Demonstration Agreement between Heliogen Holdings, Inc., a wholly-owned subsidiary of the Company, and Woodside Energy (USA), Inc. to develop a concentrated solar facility (the “Commercial Agreement”).
1.DEFINITIONS. The following definitions shall apply for purposes of this Warrant:
1.1“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the exercise of voting power, by contract or otherwise.
1.2“Business Day” means any day other than a Saturday, Sunday or other day on which the commercial banks in Pasadena, California are authorized or required by law to remain closed.
1.3“Change of Control” means (a) any sale or exchange of the capital stock by the stockholders of the Company in one transaction or series of related transactions where more than 50% of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities; or (b) a Deemed Liquidation Event (as defined in the
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Company’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”)).
1.4“Expiration Date” means 5:00 p.m. Pacific time on the five-year anniversary of the date of this Warrant, unless earlier terminated in connection with a Change of Control as set forth herein.
1.5“Issue Date” means the date of this Warrant first set forth above.
1.6“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or any agency or subdivision thereof) or other entity of any kind.
1.7“Quarter” means each 3 month period ending 31 March, 30 June, 30 September and 31 December.
1.8“Quarterly Proportion” means, in relation to a Quarter, the value (expressed as a decimal fraction) for ‘Quarterly ProportionQ’ calculated at the end of that Quarter as follows:

Quarterly ProportionQ =	(	∑Monthly PaymentsQ	)
50,000,000
where:
Monthly PaymentsQ    is the total amount (in USD) for the relevant Quarter equal to the aggregate of:
(i)     the ‘Monthly Progress Payments’ set out in Exhibit C-2 of the Commercial Agreement to be paid by Holder in respect of the months occurring during the relevant Quarter or, with respect to the first Quarter only, any payments made prior to that first Quarter; and
(ii)    the ‘Vendor/Activity Milestone Payments’ set out in Exhibit C-2 of the Commercial Agreement to be paid by Holder in respect of the months occurring during the relevant Quarter or, with respect to the first Quarter only, any payments made prior to that first Quarter.
1.9“Quarterly Tranche” means the number of Warrant Stock that equals ‘Quarterly Tranche’ calculated at the end of each Quarter as follows:
Quarterly Tranche = Total Warrants X Quarterly Proportion
where:
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Total Warrants    is 912,409, being 100% of the Warrant Stock available under this Warrant; and
Quarterly Proportion    is the Quarterly Proportion (expressed as a decimal fraction) calculated at the end of the relevant Quarter.
1.10“Registration Rights Agreement” means the registration Rights and Lock-Up Agreement among the Company and the parties listed on Schedule A entered into as of December 30, 2021.
1.11“Securities Act” means the Securities Act of 1933, as amended.
1.12“Warrant Stock” means the shares of Class A Common Stock of the Company issuable pursuant to this Warrant, as may be adjusted as set forth herein.
2.VESTING; EXERCISE.
2.1Vesting Schedule and Exercise Period.
(a)At the end of each Quarter and until this Warrant is fully vested, the number of shares of Warrant Stock equal to the Quarterly Tranche shall be immediately fully vested and exercisable by the Holder.
(b)In the event of a Change of Control, if the Company does not elect to have this Warrant assumed as set forth in Section 2.3 below, the vesting of this Warrant will accelerate in full and Holder may exercise up to 100% of the then-unexercised portion of this Warrant effective immediately prior to the Closing of such Change of Control in accordance with Section 2.3 below.
2.2Expiration and Automatic Termination. To the extent not exercised prior to the Expiration Date, this Warrant shall automatically expire and be of no further force and effect on the Expiration Date, and upon such date this Warrant will no longer be exercisable for any shares of Warrant Stock.
2.3Treatment Upon a Change of Control. In the case of a Change of Control, the Company shall give Holder at least ten (10) Business Days advance written notice of such Change of Control, or such shorter period of time as may be consented to in writing by Holder (the “Company Notice”), and the Company may elect to either (i) have the vesting of this Warrant accelerate in full pursuant to Section 2.1(b) and allow Holder to exercise up to 100% of the then-unexercised portion of this Warrant effective immediately prior to the Closing of such Change of Control, in which case this Warrant shall terminate and be of no further force or effect as of the Closing of such Change of Control, or (ii) allow this Warrant to remain subject to vesting without any acceleration pursuant to Section 2.1(a), in which case the Company shall cause the acquiring, surviving or successor entity to assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities, cash and/or other property as would have been paid and/or delivered to the Holder upon the exercise of the unexercised portion of this Warrant as if the applicable Warrant Stock were outstanding on and as of the closing of
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such Change of Control (subject to further adjustment from time to time in accordance with the provisions of this Warrant).
2.4Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant, in whole or in part, for up to the number of vested shares of Warrant Stock, by delivering written notice of such exercise to the Company, together with the subscription form attached hereto as Exhibit 1 duly executed by the Holder (the “Exercise Notice”) and payment (unless exercised pursuant to Section 2.9) of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Holder by (ii) the Warrant Price. Notwithstanding anything in this Warrant to the contrary, this Warrant shall be automatically exercised to the extent vested immediately prior to the Expiration Date by cashless exercise pursuant to Section 2.9 without any action on the part of the Holder.
2.5Form of Payment. Payment may be made by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to the Holder or (iv) any combination of the foregoing.
2.6Partial Exercise. Upon a partial exercise of this Warrant, this Warrant may thereafter be exercised solely for up to the remaining number of vested shares of Warrant Stock not previously purchased or converted upon exercise of this Warrant. If this Warrant shall have been exercised in part, upon the request of the Holder and upon delivery of this Warrant to the Company, the Company shall deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Warrant Stock, which new Warrant shall in all other respects be identical to this Warrant.
2.7No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the Warrant Price.
2.8Restrictions on Exercise. As a condition to the exercise of this Warrant, the Holder shall execute the subscription form attached hereto as Exhibit 1, confirming and acknowledging that the representations and warranties of the Holder set forth in Section 7 below are true and correct as of the date of exercise.
2.9Net Exercise Election. The Holder may elect to convert all or a portion of this Warrant (to the extent vested), without the payment by the Holder of any additional consideration, by the surrender of this Warrant or such portion to the Company, with the net exercise election selected in the subscription form attached hereto duly executed by the Holder, into up to the number of shares of Warrant Stock that is obtained under the following formula:
X = Y (A-B)
A
where    X =    the number of shares of Warrant Stock to be issued to the Holder pursuant to this Section 2.9.
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Y =    the number of shares of Warrant Stock (at the date of such calculation) for which this Warrant may then be exercised.
A =    the fair market value of one share of Warrant Stock, determined as set forth below as at the time the net exercise election is made pursuant to this Section 2.9.
B =    the Warrant Price.
For purposes of the above calculation, the fair market value of one share of Warrant Stock shall be determined by the Company’s Board of Directors in good faith; provided, that (a) if the exercise is in connection with a Change of Control, the fair market value shall be the value attributed to a share of Common Stock of the Company in the Change of Control; and (b) If the Company’s Common Stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, the fair market value shall be the closing price or last sale price of a share of the Common Stock of the Company reported for the business day immediately before the date on which Holder delivers this Warrant together with the Exercise Notice.
For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that any shares of Warrant Stock issued in a cashless exercise pursuant to this Section 2.9 shall be deemed to have been acquired by the Holder, and the holding period for such shares of Warrant Stock shall be deemed to have commenced, on the Issue Date.
2.10Taxes. Issuance of shares of Warrant Stock shall be made without charge to the Holder for any issue or transfer tax in respect of the issuance of such shares of Warrant Stock, all of which taxes shall be paid by the Company.
3.ISSUANCE OF STOCK. Except as set forth in Section 2.3 or Section 2.4 above, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date the applicable Exercise Notice and payment (if not exercised pursuant to Section 2.9) are delivered to the Company, and the person or entity entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date; provided, that, upon the exercise of this Warrant in connection with a Change of Control, the exercise and payment may be contingent upon consummation of such transaction. As soon as practicable on or after such date, the Company shall issue and deliver to the person or entity entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.
4.ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor are subject to adjustment upon the occurrence of the following events between the Issue Date and the date this Warrant is exercised:
4.1Adjustment for Stock Splits and Stock Dividends. The Warrant Price and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares
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of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split or reverse stock split, or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities).
4.2Adjustment for Reorganization, Consolidation, Merger. Except as provided in Section 2.3 above, in case of any recapitalization, reorganization, consolidation or merger of the Company after the date of this Warrant other than a Change of Control, the Holder, upon the exercise of this Warrant in accordance with its terms, at any time after the consummation of such recapitalization, reorganization, consolidation or merger, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the same securities, cash and/or other property to which the Holder would have been entitled to receive upon the consummation of such recapitalization, reorganization, consolidation or merger if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing corporation in such reorganization, consolidation or merger (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger.
4.3Notice of Adjustments. The Company shall give Holder prompt written notice of any event that would result in the adjustment or readjustment to the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and/or the Warrant Price therefor, in each case, pursuant to this Section 4. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based and shall be delivered promptly following the event requiring such adjustment but in any no later than ten (10) Business Days following such event.
4.4No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.
4.5Reservation of Stock. If at any time the number of authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company shall take such corporate action as is necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.
4.6Other Dividends or Distributions. Without duplication of the notice obligation in Section 4.3 above, if, on or after the Issue Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of any equity securities of the Company, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other
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similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Company shall give Holder notice of such Distribution at least ten (10) Business Days prior to the record date with respect to such Distribution.
5.NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.
6.AGREEMENT TO BE BOUND. Upon exercise of this Warrant, and as a condition of such exercise, Holder agrees to be bound by, and hold the shares of Warrant Stock subject to, the Company’s Bylaws and any voting agreement other stockholder agreement then in effect that holders of Common Stock of the Company or stock options representing more than 1% of the Company’s outstanding Common Stock (on a fully diluted basis) are required to enter into by the Company (any such agreement, the “Stockholder Agreements”). Upon exercise of this Warrant, Holder agrees to execute a counterpart signature page or adoption agreement to any such Stockholder Agreement upon request of the Company.
7.REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF HOLDER. Holder hereby represents and warrants to, and agrees with, the Company as follows:
7.1Authorization. This Warrant constitutes Holder’s valid and legally binding obligation, enforceable against Holder in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Holder represents and warrants to the Company that Holder has full power and authority to enter into this Warrant.
7.2Purchase for Own Account. The Warrant and the Warrant Stock issuable upon exercise hereof (collectively, the “Securities”) will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.
7.3No Solicitation. At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.
7.4Disclosure of Information. Holder has received or has had full access to all the information Holder considers necessary or appropriate to make an informed investment decision with respect to the Securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder had access.
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7.5Investment Experience. Holder understands that the purchase of the Securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder is able to fend for itself, can bear the economic risk of Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting Holder’s own interests in connection with this investment in the Securities.
7.6Accredited Investor Status. Holder is familiar with the definition of, and qualifies as, an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.
7.7Restricted Securities. Holder understands that the Securities are characterized as “restricted securities” under the Securities Act and Rule 144 promulgated thereunder (“Rule 144”) since they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder the Securities may be resold without registration under the Securities Act only in certain limited circumstances. Holder further understands that the Company is under no obligation to register the Securities, and the Company has no present plans to do so. Furthermore, Holder is familiar with Rule 144, as presently in effect, and understands the limitations imposed thereby and by the Securities Act on resale of the Securities without such registration. Holder understands that, whether or not the Securities may be resold in the future without registration under the Securities Act, no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.
7.8Further Limitations on Disposition. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:
(a)there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such effective registration statement; or
(b)Holder shall have (i) notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) if requested by the Company in connection with a disposition of all or any portion of this Warrant only (and not, for the avoidance of doubt, a disposition of all or any portion of the Warrant Stock), at the expense of Holder or its transferee, delivered to the Company an opinion of counsel reasonably satisfactory in form and substance that such disposition will not require registration of such Securities under the Securities Act.
Notwithstanding the provisions of paragraphs (a) and (b) of this Section 7.8, no such registration statement or opinion of counsel shall be required for any transfer of any Securities for no consideration to any affiliate of Holder; provided that the transferee agrees in writing to be subject to the terms of this Warrant to the same extent as Holder.
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7.9Legends. Holder understands and agrees that the certificates evidencing the Securities may bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, any Stockholder Agreement, the Certificate of Incorporation, or the Company’s Bylaws, or any other agreement between the Company and Holder:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION, OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION MAY BE MADE PURSUANT TO RULE 144 OR IS OTHERWISE IN COMPLIANCE WITH THE ACT.
The legend set forth above shall be removed by the Company from any certificate evidencing the Securities if (i) a registration statement under the Securities Act is at that time in effect with respect to the legended Security, (ii) such Security is eligible for sale under Rule 144 of the Securities Act, or (iii) if such legend is otherwise not required under applicable requirements of the Securities Act.
7.10Foreign Holder. If Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with this Warrant and the Warrant Stock, including (i) the legal requirements within its jurisdiction for the issuance of this Warrant and the Warrant Stock, (ii) any foreign exchange restrictions applicable to such issuance, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the issuance, holding, redemption, sale, or transfer of this Warrant or the Warrant Stock. Holder’s acceptance of this Warrant, and any exercise and payment for and continued beneficial ownership of the Warrant Stock hereunder, will not violate any applicable securities or other laws of Holder’s jurisdiction.
8.TRANSFER. Subject to compliance with applicable federal and state securities laws, this Warrant (including any and all rights and obligations hereunder) may be assigned, conveyed or transferred, in whole or in part, only to Affiliates of the Holder or with the prior written consent of the Company; provided, that, Holder may not sell, assign, convey, or transfer this Warrant (or any rights or obligations hereunder) or any Warrant Stock for the one year period immediately following the Issue Date to Affiliates of Holder or otherwise without prior written consent of the Company. Within a reasonable time after the transfer of this Warrant by the Holder, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. The rights and obligations of the Company and Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.
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9.REGISTRATION RIGHTS. If after the effective date of the Registration Rights Agreement the Company shall effect a Registration (as defined in the Registration Rights Agreement) pursuant to a Demand Registration (as defined in the Registration Rights Agreement) as set forth in Section 2.1.1 of the Registration Rights Agreement, the Company shall notify Holder in writing of such demand within ten (10) days of the Company’s receipt of the Demand Registration and, if Holder wishes to include all or a portion of the then-vested shares of Warrant Stock in such Registration, Holder shall so notify the Company, in writing, within five (5) days after the receipt by Holder of the notice from the Company and Holder shall exercise the applicable vested portion of this Warrant in accordance with Section 2.4 or 2.9 hereof, and thereafter Holder shall be considered a Requesting Holder (as defined in the Registration Rights Agreement) as set forth in Section 2.1.1 of the Registration Rights Agreement and the applicable shares of Warrant Stock that were exercised by Holder shall be included such Registration.
10.GOVERNING LAW. This Warrant shall be governed by and construed under the laws of the State of New York, without reference to principles of conflict of laws or choice of laws.
11.HEADINGS. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.
12.NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) Business Day after deposit with an express overnight courier for United States deliveries, or two (2) Business Days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; (iii) three (3) Business Days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified and, in case of Holder, at the address set forth on the signature page hereto, or, in the case of the Company, at the address first set forth above, or at such other address as Holder or the Company may designate by written notice to the other party, or (iv) upon email transmission to the address set forth on the signature page hereto, or at such other address as Holder or the Company may designate by written notice to the other party.
13.AMENDMENT; WAIVER. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon Holder, each future holder of the Securities, and the Company.
14.SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
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15.TERMS BINDING. By acceptance of this Warrant, Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

[SIGNATURE PAGE FOLLOWS]
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IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first above written.

COMPANY: Heliogen, Inc.
By:	/s/ Bill Gross
Name:	Bill Gross
Title:	CEO
Email:	bill@heliogen.com
Address:	130 West Union Street
Pasadena, CA 91103

HOLDER: Woodside Energy (USA), Inc.
By:	/s/ Thomas Feutrill
Name:	Thomas Feutrill
Title:	Director
Email:	tom.feutrill@woodside.com.au
Address:	3040 Post Oak Boulevard
Suite 1800-0134 Houston, Texas 77056

EXHIBIT 1
FORM OF SUBSCRIPTION
(To be signed only upon exercise of Warrant)
To: Heliogen, Inc.
(1)The undersigned Holder hereby elects to purchase         shares of Class A Common Stock of Heliogen, Inc., a Delaware corporation (the “Warrant Stock”), pursuant to the terms of the attached Warrant, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE: elects pursuant to Section 2.9 of the Warrant to effect a net exercise.]
(2)In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in Section 7 of the Warrant as they apply to the undersigned Holder continue to be true and correct as of this date.
(3)Please issue a certificate or certificates representing such shares of Warrant Stock in the name specified below:

(Name)

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)
HOLDER: Woodside Energy (USA), Inc. Signature:______________________________ Name: _____________________________ Title: _____________________________ Date: _____________________________